UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2007 (March 28, 2007)

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-14247	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington	99354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 375-1202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2007, IsoRay, Inc. (the “Company”) issued a press release announcing that as a result of its warrant call on March 26, 2007, the Company received $4,989,000 of capital from warrant exercises. The press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed herewith:

99.1     Press release dated March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISORAY, INC.

Date: April 2, 2007	/s/ Roger E. Girard
Roger E. Girard
CEO